Exhibit 99.1

Manning & Napier, Inc. Responds to Changes in Paycheck Protection Program Guidelines

FAIRPORT, NY, April 23, 2020 - Manning & Napier, Inc. (NYSE: MN), (“Manning & Napier” or “the Company”) today responded to changes in the Paycheck Protection Program guidelines:

In early April, two of the Company’s subsidiaries, Manning & Napier Advisors, LLC and Rainier Investment Management, LLC applied for an aggregate $6.7 million of loan assistance under the Paycheck Protection Program (“PPP”) as part of the Coronavirus Aid, Relief, and Economic Security (CARES) Act, which funds it has not received. The proceeds were intended to help support payroll costs and rent expense between now and June 30, 2020.

The criteria for funding at the time that Manning & Napier applied for the loan were based on three broad conditions. First, that the Company has fewer than 500 employees. Second, that current economic uncertainty made the loan necessary to support the ongoing operations of the applicant. Third, that over seventy-five percent (75%) of the funds would be used to retain workers and maintain payroll.

Today, the Small Business Administration published updated guidance indicating the loans are not intended for public companies of any size with any actual or potential sources of alternative liquidity and funding.

In light of the new guidelines, which were not previously in place, the Company immediately rescinded its loan application.

Manning & Napier is an asset and wealth manager whose assets, revenues, and profitability are subject to substantial uncertainty in the unprecedented economic and capital markets environment. The firm’s business model is based on delivering superior investment performance, advice, and client service, all of which necessitate retaining personnel who have been working hard to service the Company’s clients during this highly volatile period.

Manning & Napier continues to prioritize the health, well-being and interests of its employees, clients, and communities.

About Manning & Napier, Inc.

Manning & Napier (NYSE: MN) provides a broad range of investment solutions through separately managed accounts, mutual funds, and collective investment trust funds, as well as a variety of consultative services that complement our investment process. Founded in 1970, we offer equity, fixed income and alternative strategies, as well as a range of blended asset portfolios, including life cycle funds. We serve a diversified client base of high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations. For many of these clients, our relationship goes beyond investment management and includes customized solutions that address key issues and solve client-specific problems. We are headquartered in Fairport, NY and had 307 employees as of December 31, 2019.

Safe Harbor Statement

This press release and other statements that the Company may make may contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. Words like “believes,” “expects,” “may,” “estimates,” “will,” “should,” “intends,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what it currently knows about its business and operations, there can be no assurance that its actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ from its expectations or beliefs include, without limitation: changes in securities or financial markets or general economic conditions; the impact of COVID-19 on the U.S. and global economy; the impact of the settlement of the exchange pursuant to the exchange agreement between the Company, M&N Group Holdings, LLC and Manning & Napier Capital Company, LLC; a decline in the performance of the Company’s products; client sales and redemption activity; any loss of an executive officer or key personnel; changes in the Company’s business related to strategic acquisitions and other transactions; the Company’s ability to successfully deploy new technology platforms and upgrades; changes of government policy or regulations; and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Contacts

Investor Relations Contact

Sean Silva

Prosek Partners

646-818-9122

ssilva@prosek.com

Public Relations Contact

Nicole Kingsley Brunner

Manning & Napier, Inc.

585-325-6880

nbrunner@manning-napier.com

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